Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

AudioEye, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(6)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Shares, par value $0.00001 per share Preferred Shares, par value $0.00001 per share Senior Debt Securities Subordinated Debt Securities Share Purchase Contracts Warrants Rights Units (3)	457(o)	(1)	(2)	$16,695,983 (1)(6)	0.0001476	$2,465
	Equity	Common Shares, par value $0.001(4)	457(c)	820,000	$5.27 (5)	$4,321,400	0.0001476	$638
Carry Forward Securities
Carry Forward Securities	Equity Other Debt Other Unallocated (Universal Shelf)	Common Shares, par value $0.00001 per share Preferred Shares, par value $0.00001 per share Senior Debt Securities Subordinated Debt Securities Share Purchase Contracts Warrants Rights Units	415(a)(6)	(6)		$133,304,017			S-3	333-252864	February 11, 2021	$14,544
	Total Offering Amounts					$154,321,400	0.0001476	$3,103
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$3,103

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of purchase contracts to purchase common stock, preferred stock or debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(4)	Shares to be offered for sale by selling shareholders.
(5)	The proposed maximum offering price per share and in the aggregate are based on $5.27, which is the average of the high and low sale prices of the registrant’s common stock, as reported on The Nasdaq Stock Market on February 1, 2024, which date is within five business days prior to filing this registration statement.
(6)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $133,304,017 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-252864), which initially became effective upon filing with the U.S. Securities and Exchange Commission on February 11, 2021 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $14,544. Such aggregate amount of filing fees associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(7)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common stock	2,000,000(8)	$46,860,000(9)	S-3	333-252864	February 11, 2021

(7)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(8)	Shares to be offered for sale by selling shareholders.
(9)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act based on the average of the high and low price per share for the Company’s common stock on February 2, 2021, as reported by The Nasdaq Capital Market.